EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Remedent, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended March 31, 2006 (the “Annual Report”) as filed with the Securities and Exchange Commission, I, Robin List, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Annual Report.

Date: July 13, 2006	By:	/s/ Robin List
Robin List
Chief Executive Officer
(Principal Executive Officer)